UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		November 19, 2009
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 19, 2009, the NIKE, Inc. (the "Company") Board of Directors appointed Dr. Phyllis M. Wise to serve as a Director of the Company.

Phyllis M. Wise, Ph.D., is Executive Vice President and Provost of the University of Washington, where she is also professor of physiology and biophysics, biology, and obstetrics and gynecology.  She joined the University of Maryland School of Medicine as an assistant professor in 1976, was appointed associate professor in 1982, and professor in 1987.  Dr. Wise was appointed a professor and chair of the department of physiology at the University of Kentucky in 1993, and was appointed dean of the division of biological sciences and distinguished professor of neurobiology at the University of California Davis in 2002.  In 2005, she was appointed Vice President and Provost at the University of Washington, and was appointed Executive Vice President and Provost in 2007.  Dr. Wise has a doctorate in zoology from the University of Michigan, has an honorary doctorate from Swarthmore College, and is an elected member of the Institute of Medicine.

There was no arrangement or understanding pursuant to which Dr. Wise was elected as a director, and there are no related party transactions between the Company and Dr. Wise.  Dr. Wise will also serve on the Company's Corporate Responsibility Committee.

The Company issued a press release on November 19, 2009 announcing the appointment of Dr. Wise.  The press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit 99.1                      Press Release dated November 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: November 23, 2009	By:	/s/ Donald W. Blair
Name Donald W. Blair
Title Chief Financial Officer